CHARLES M. STIVERS

                        Certified Public Accountant
                              420 Richmond Road
                        Manchester, Kentucky  40962
                               (606)598-1464


                 CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the use of our audit report dated July 16, 2001, in this Registration Statement on Form SB-2 of Miller Petroleum, Inc. for the years ended April 30, 2001, and 2000, which is part of this Registration Statement on Form SB-2, and all references to our firm included in this Registration Statement on Form SB-2.



/s/ Charles M. Stivers

Charles M. Stivers
Certified Public Accountant

Manchester, Kentucky
July 18, 2001